EXHIBIT 99.10



                       AMENDMENT NO. 1 TO
                     SHAREHOLDERS' AGREEMENT


     THIS AMENDMENT NO. 1 TO SHAREHOLDERS' AGREEMENT (this "Amendment") is made and entered into as of the 17th day of December, 1996, by and among EMBOTELLADORA ANDINA S.A., a corporation organized under the laws of Chile ("Andina"), THE COCA-COLA COMPANY, a corporation organized under the laws of Delaware, U.S.A. ("KO"), COCA-COLA INTERAMERICAN CORPORATION, a corporation organized under the laws of Delaware, U.S.A. ("Interamerican"), COCA-COLA DE ARGENTINA S.A., a corporation organized under the laws of Argentina ("TCCC Argentina"), BOTTLING INVESTMENT LIMITED, a corporation organized under the laws of the Cayman Islands ("SPC"), INVERSIONES FREIRE LTDA., a limited liability company organized under the laws of Chile ("Freire One"), and INVERSIONES FREIRE DOS LTDA., a limited liability company organized under the laws of Chile ("Freire Two," and together with Freire One, the "Majority Shareholders") (KO, Interamerican, TCCC Argentina and SPC are hereinafter referred to as the "KO Shareholders"; and the KO Shareholders and the Majority Shareholders are hereinafter collectively referred to as the "Shareholders" and each individually as a "Shareholder").

                      W I T N E S S E T H:

     WHEREAS, the Shareholders and Andina are parties to a Shareholders' Agreement dated as of September 5, 1996 (the
"Original Agreement") with respect to certain matters relating to Andina;

     WHEREAS, the Shareholders and Andina desire to enter into this Amendment to make certain technical modifications to the Original Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Original Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend the Original
Agreement as follows:

     1.   CERTAIN DEFINITIONAL CHANGES.

          a. The Original Agreement is hereby amended by deleting the phrase "Class A Stock" in each place where it appears and substituting therefor the phrase "Series A Stock."

          b. The Original Agreement is hereby amended by deleting the phrase "Class B Stock" in each place where it appears and substituting therefor the phrase "Series B Stock."

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     2.   DEPOSIT AGREEMENT.  Section 5.2(c) of the Original
Agreement is hereby amended by deleting the phrase "for the determination of the Call Price" and substituting therefor the phrase "to initiate the Option Exercise Process". Section 5.2(c) of the Original Agreement is also hereby amended by deleting the phrase "Callable Shares" and substituting therefor the phrase "Option Shares".

     3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

     4.   FULL FORCE AND EFFECT.  Except as amended hereby, the
Original Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day first above written.


                              EMBOTELLADORA ANDINA S.A.


                              By: /s/ JOSE SAID SAFFIE
                                  Name: Jose Said Saffie
                                  Title:  Chairman of the Board

                              By: /s/ JOSE ANTONIO GARCES SILVA
                                  Name: Jose Antonio Garces Silva
                                  Title: Director


                              THE COCA-COLA COMPANY


                              By: /s/ Lawrence R. Cowart
                                  Name: Lawrence R. Cowart
                                  Title: Vice President


                              COCA-COLA INTERAMERICAN CORPORATION


                              By: /s/ Lawrence R. Cowart
                                  Name: Lawrence R. Cowart
                                  Title: Vice President


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                              COCA-COLA DE ARGENTINA S.A.


                              By: /s/ Rodrigo Romero
                                  Name: Rodrigo Romero
                                  Title: Attorney-in-fact


                              BOTTLING INVESTMENT LIMITED


                              By: /s/ FRANCISCO LEON DELANO
                                  Name: Francisco Leon Delano
                                  Title: Director


                              INVERSIONES FREIRE LTDA.


                              By: /s/ JOSE SAID SAFFIE
                                  Name: Jose Said Saffie
                                  Title: Attorney-in-fact


                              By: /s/ JOSE ANTONIO GARCES SILVA
                                  Name: Jose Antonio Garces Silva
                                  Title: Attorney-in-fact


                              INVERSIONES FREIRE DOS LTDA.


                              By: /s/ JOSE SAID SAFFIE
                                  Name: Jose Said Saffie
                                  Title: Attorney-in-fact


                              By: /s/ JOSE ANTONIO GARCES SILVA
                                   Name: Jose Antonio Garces Silva
                                   Title: Attorney-in-fact


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